Exhibit 5.1

Exhibit 5.1

June 4, 2021

OpGen, Inc. 9717 Key West Avenue, Suite 100 Rockville, Maryland 20850

RE: OpGen, Inc. Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to OpGen, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 4, 2021, with respect to the resale of up to: (i) 4,166,666 shares of Company common stock, par value $0.01 per share (the “Common Stock”), issuable upon exercise of certain common stock purchase warrants (the “Common Warrants,” and the shares underlying such Common Warrants, the “Common Warrant Shares”); and (ii) 3,147,700 shares of Common Stock issuable upon exercise of certain common stock purchase warrants (the “New Warrants,” and the shares underlying such New Warrants, the “New Warrant Shares”), that were, in each case, issued prior to the filing of the Registration Statement and may be sold from time to time by certain stockholders of the Company identified in the Registration Statement as a selling stockholder (the “Selling Stockholder”). The Common Warrant Shares and New Warrant Shares are collectively referred to herein as the “Warrant Shares,” and the Common Warrants and New Warrants are collectively referred to herein as the “Warrants.” The Warrant Shares are to be sold by the Selling Stockholder from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act pursuant to a prospectus to be filed with the Registration Statement as may be supplemented by one or more prospectus supplement that may be filed under the Securities Act.

We have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Amended and Restated Certificate of Incorporation of the Company together with all amendments thereto; (ii) the Certificate of Correction to the Amended and Restated Certificate of Incorporation; (iii) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock; (iv) the Amended and Restated Bylaws of the Company, as amended; (v) the Registration Statement and the exhibits thereto; (vi) the prospectus contained within the Registration Statement; (vi) the Securities Purchase Agreement, dated February 9, 2021, by and between the Company and the Selling Stockholder; (vii) the Common Warrants; (viii) the Warrant Exercise Agreement, dated March 9, 2021, by and between the Company and the Selling Stockholder; (ix) the New Warrants; (x) such other corporate records, agreements, documents and instruments; and (xi) such certificates or comparable documents of public officials and other sources, believed by us to be reliable, and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

OpGen, Inc.

June 4, 2021

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Warrant Shares have been duly and validly authorized and reserved for issuance, and when issued upon the exercise of the applicable Warrants in accordance with the terms therein, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. No opinion is expressed herein with respect to the qualification of the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction. This opinion is given as of its date. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and to the use of this firm’s name therein and in the prospectus filed as part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Ballard Spahr LLP